Exhibit 5.4

[Letterhead of Hunton Andrews Kurth LLP]

May 29, 2019

Sabra Health Care Limited Partnership

Sabra Capital Corporation

18500 Von Karman Avenue

Suite 550

Irvine, California 92612

Ladies and Gentlemen:

We have acted as special Texas counsel to Sabra Texas GP, LLC, a Texas limited liability company, Sabra Texas Holdings, L.P., a Texas limited partnership, Sabra Texas Holdings GP, LLC, a Texas limited liability company, Sabra Texas Properties, L.P., a Texas limited partnership, Sabra Texas Properties II, L.P., a Texas limited partnership, Sabra Texas Properties III, L.P., a Texas limited partnership, and Sabra Texas Properties IV, L.P., a Texas limited partnership (collectively, the “Guarantors” and individually, a “Guarantor”), each Guarantor being a direct or indirect subsidiary of Sabra Health Care REIT, Inc., a Maryland corporation (“Sabra”), which is the sole parent of Sabra Health Care Limited Partnership, a Delaware limited partnership (the “Partnership”), and Sabra Capital Corporation (“Sabra Capital” and together with the Partnership, the “Issuers”), in connection with the Guarantors’ proposed guarantee, along with the other guarantors under the Indenture (as defined below), of the Issuers’ $300,000,000 aggregate principal amount of 4.80% Senior Notes due 2024 (the “Notes”). The Notes are being issued under an Indenture (the “Base Indenture”), dated May 23, 2013, among Sabra, the Issuers and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the Eighth Supplemental Indenture thereto (the “Eighth Supplemental Indenture”), dated May 29, 2019, among Sabra, the Issuers, the Trustee, the Guarantors and certain other indirect, wholly owned subsidiaries of Sabra. The Base Indenture, as amended and supplemented by the Eighth Supplemental Indenture, is referenced herein as the “Indenture.” The Notes are being guaranteed by the Guarantors pursuant to the guarantee included in the Indenture (the “Guarantee”), and are being sold pursuant to an Underwriting Agreement dated as of May 21, 2019 (the “Underwriting Agreement”), among the Issuers, Sabra, the other guarantors named therein, and J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i) the registration statement on Form S-3 (Registration No. 333-215574) filed by Sabra, the Issuers and the other co-registrants named therein with the Securities and Exchange Commission (the “SEC”) on January 17, 2017, as amended by the Post-Effective Amendment No. 1, filed with the SEC on May 21, 2019 (such registration statement, as amended and including the form of prospectus included therein and the documents incorporated by reference therein at the time of effectiveness pursuant to Rule 430B under the Securities Act, being referred to herein as the “Registration Statement”);

May 29, 2019

(ii) the prospectus dated January 17, 2017, included in the Registration Statement, relating to the offering from time to time of the Issuers’ debt securities and the related guarantees of the guarantors (the “Base Prospectus”);

(iii) the preliminary prospectus supplement dated May 21, 2019, relating to the Notes, in the form filed on May 21, 2019, with the SEC, pursuant to Rule 424(b)(5) under the Securities Act (such preliminary prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);

(iv) the prospectus supplement dated May 21, 2019, relating to the Notes, in the form filed on May 22, 2019, with the SEC, pursuant to Rule 424(b)(5) under the Securities Act (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);

(v) the Underwriting Agreement;

(vi) the Indenture;

(vii) the form of the Notes, including the Guarantees therein, attached to the Eighth Supplemental Indenture;

(viii) the global note (the “Global Note”) executed by the Issuers pursuant to the Indenture, in the aggregate principal amount of $300,000,000, representing the Notes purchased and sold pursuant to the Underwriting Agreement;

(ix) the organizational documents of the Guarantors listed in Exhibit A hereto (collectively, the “Organizational Documents”);

(x) a certificate of existence issued as of a recent date by the Secretary of State of the State of Texas as to each of the Guarantors;

(xi) an online search of the records of the Texas Comptroller of Public Accounts as of a recent date with respect to each of the Guarantors;

(xii) the authorization documents listed in Exhibit B hereto and the certificate of an officer of the Guarantors or their general partners listed in Exhibit C hereto; and

(xiii) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Issuers and Guarantors and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

May 29, 2019

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic, PDF or faxed copies. In conducting our examination of executed documents or documents to be executed, we have assumed that all parties thereto, other than the Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by all parties thereto, other than the Guarantors, of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of all parties thereto. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Guarantors and others.

Based upon the foregoing and subject to the limitations, comments, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.

Each of Sabra Texas Holdings, L.P., Sabra Texas Properties, L.P., Sabra Texas Properties II, L.P., Sabra Texas Properties III, L.P. and Sabra Texas Properties IV, L.P. is a limited partnership, validly existing under the laws of the State of Texas and each such entity’s authority to transact business in the State of Texas is active.

2.

Each of Sabra Texas GP, LLC and Sabra Texas Holdings GP, LLC is a limited liability company, validly existing under the laws of the State of Texas and each such entity’s authority to transact business in the State of Texas is active.

3.

Each of the Guarantors has the limited liability company or limited partnership power and authority, as applicable, to execute and deliver the Eighth Supplemental Indenture and the Guarantee and to perform its obligations thereunder. The execution, delivery and performance by each of the Guarantors of the Eighth Supplemental Indenture and the Guarantee has been duly authorized.

4.	The Guarantors have each duly executed and delivered the Eighth Supplemental Indenture and the Guarantee.

The opinions stated in this opinion letter are limited to the laws of the State of Texas, and we express no opinion regarding the federal laws of the United States of America or the laws of any other jurisdiction.

May 29, 2019

We hereby consent to the filing of this opinion with the SEC as an exhibit to a Current Report of Sabra on Form 8-K being filed on the date hereof, and incorporated by reference into the Registration Statement. We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus, dated May 21, 2019, filed with the Commission on May 22, 2019. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Hunton Andrews Kurth LLP

EXHIBIT A

Organizational Documents

Sabra Texas GP, LLC

Certificate of Filing from the Secretary of State of the State of Texas dated May 3, 2019, with attached copy of the Certificate of Formation Limited Liability Company of Sabra Texas GP, LLC dated April 7, 2011.

Company Agreement for Sabra Texas GP, LLC, dated as of April 25, 2011.

Sabra Texas Holdings, L.P.

Certificate of Filing from the Secretary of State of the State of Texas dated May 3, 2019, with attached copy of (i) the Certificate of Formation Limited Partnership of Sabra Texas Holdings, L.P. dated January 20, 2012 and (ii) Certificate of Correction dated July 26, 2017.

Limited Partnership Agreement of Sabra Texas Holdings, L.P., dated as of January 20, 2012.

Sabra Texas Holdings GP, LLC

Certificate of Filing from the Secretary of State of the State of Texas dated May 3, 2019, with attached copy of the Certificate of Formation Limited Liability Company of Sabra Texas Holdings GP, LLC dated January 17, 2012.

Company Agreement of Sabra Texas Holdings GP, LLC, dated as of January 17, 2012.

Sabra Texas Properties, L.P.

Certificate of Filing from the Secretary of State of the State of Texas dated May 3, 2019, with attached copy of the Certificate of Formation Limited Partnership of Sabra Texas Properties, L.P. dated April 7, 2011.

Limited Partnership Agreement of Sabra Texas Properties, L.P., dated as of April 25, 2011.

Sabra Texas Properties II, L.P.

Certificate of Filing from the Secretary of State of the State of Texas dated May 2, 2019, with attached copy of the Certificate of Formation Limited Partnership of Sabra Texas Properties II, L.P. dated June 6, 2013.

Limited Partnership Agreement of Sabra Texas Properties II, L.P. dated as of June 6, 2013.

Exhibit A-1

Sabra Texas Properties III, L.P.

Certificate of Filing from the Secretary of State of the State of Texas dated May 2, 2019, with attached copy of the Certificate of Formation Limited Partnership of Sabra Texas Properties III, L.P. dated March 19, 2014.

Limited Partnership Agreement of Sabra Texas Properties III, L.P. dated as of March 19, 2014.

Sabra Texas Properties IV, L.P.

Certificate of Filing from the Secretary of State of the State of Texas dated May 2, 2019, with attached copy of the Certificate of Formation Limited Partnership of Sabra Texas Properties IV, L.P. dated March 26, 2015.

Limited Partnership Agreement of Sabra Texas Properties IV, L.P. dated as of March 26, 2015.

Exhibit A-2

EXHIBIT B

Authorization Documents

Joint Action by Written Consent of the Sole Member of Each of Sabra Texas GP, LLC, Sabra Texas Holdings GP, LLC and the General Partner of Each of Sabra Texas Holdings, L.P., Sabra Texas Properties L.P., Sabra Texas Properties II, L.P., Sabra Texas Properties III, L.P. and Sabra Texas Properties IV, L.P. dated May 20, 2019.

Action by Written Consent—Omnibus Officer Appointments for Wholly-Owned Subsidiaries of Sabra Health Care REIT, Inc. effective as of August 1, 2017.

Exhibit B-1

EXHIBIT C

Officer’s Certificate

Certificate of Sabra Texas GP, LLC, Sabra Texas Holdings GP, LLC, Sabra Texas Holdings, L.P., Sabra Texas Properties, L.P., Sabra Texas Properties II, L.P., Sabra Texas Properties III, L.P. and Sabra Texas Properties IV, L.P., dated May 29, 2019, executed by Harold Andrews, as the Executive Vice President, Chief Financial Officer and Secretary of each of such entities.

Exhibit C-1